                                                                     Exhibit 4.7


                     CLINICAL RESEARCH SERVICES AGREEMENT
                     ------------------------------------


THIS CLINICAL RESEARCH SERVICES AGREEMENT ("Agreement") is entered into and effective as of the date set forth on the signature page hereto by and between AMERICASDOCTOR.COM, INC., a Delaware corporation AD and the entity conducting research trials pursuant to the terms and conditions of this Agreement as set forth on the signature page hereto ("Affiliate").



                                  DEFINITIONS
                                  -----------

Affiliate:               The legal entity executing this Agreement with AD,
                         including the Medical Director and all medical, clerical and research personnel employed or under contract or associated with Affiliate.


Affiliate Site:          The individual location(s), including the premises and
                         facilities, approved by AD for the performance of clinical research trials by Affiliate under this Agreement.


Confidential             Information, including, but not limited to, trade
Information:             secrets concerning the business and affairs of AD or
                         Affiliate, know-how, processes, inventions and ideas, past, current and planned research and development, clinical tests, records, agreements, correspondence, techniques, procedures, research subject lists, market studies, business plans, computer software and database technologies, and information concerning the business and affairs of AD or Affiliate (which includes financial information, the names and background of key personnel, personnel training techniques and materials), and any other confidential or proprietary information of AD or Affiliate that is provided to the other party to this Agreement during the term of this Agreement and any renewals hereof. Confidential
                         Information does not include information that AD or Affiliate, as applicable, demonstrates (a) was, is or becomes generally available to the public other than as a result of a disclosure by AD or Affiliate, as applicable, or their respective representatives, (b) was, is or becomes available to AD or Affiliate, as applicable, on a non-confidential basis from a source other than the other party to this Agreement or its representatives, which AD or Affiliate, as applicable, believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual, legal or fiduciary obligation, or (c) was available to AD or Affiliate, as applicable, on a non-confidential basis prior to its disclosure to AD or Affiliate, as applicable, by the other party to this agreement.

FDA:                     United States Food and Drug Administration.

FDA Form 1572:           FDA Form required to be completed by the Principal
                         Investigator for each clinical research study, whereby
                         Principal Investigator agrees to conduct clinical research according to a filed protocol and following
                         GCPs.

GCPs: Good Clinical Practices; the body of FDA regulations and guidelines governing the conduct of clinical research, as set forth in Title 21, Code of Federal Regulations and any successor thereto or replacement thereof.

IRB: Institutional Review Board; the legal entity charged under GCPs with protecting the rights and safety of clinical study participants.

Medical Director:        The person designated by Affiliate as the contact
                         person with whom AD is authorized and directed to communicate with respect to conduct of clinical research trials under this Agreement.

Primary Study            The person designated by Affiliate as the contact
Coordinator:             person with whom AD is authorized and directed to
                         communicate with respect to administrative conduct of clinical research trials under this Agreement.

Principal                The investigator, which may be the Medical Director,
Investigator:            who executes the Form 1572 for a particular clinical
                         research study protocol and is principally responsible for such study.

Interdisciplinary        A representative group of Medical Directors selected
Physician Advisory       by the affiliates  to assist AD in setting standards
Board                    for admission  as an affiliate, maintaining affiliate
                         quality, furthering strategic growth of the affiliates and advising AD on protocols and study budgets for the affiliates.

Sponsor: Pharmaceutical company, device manufacturer, biotechnology company, contract research organization or other entity that sponsors clinical research trials.

Sub-Investigators:       Additional investigators designated on Form 1572 as
                         "Sub-Investigators," including Medical Director and such other professionals as may be designated by Medical Director or Principal Investigator.

                                   RECITALS
                                   --------

I. AD will be entering into contracts with Sponsors to provide services designed to facilitate the completion of Phase II, III and IV human clinical trials in order to assist Sponsors in meeting their FDA regulatory requirements.

     A. AD has developed effective and efficient in-house operating procedures and policies for, and is experienced in, facilitating clinical research trials on behalf of Sponsors.

     B. Affiliate is experienced in the performance of clinical research trials.

     C. Affiliate desires to become a member of AD's affiliate organization and to make available its resources and facilities for the performance of such clinical research trials as may be offered through AD pursuant to the terms and conditions of this Agreement and any other agreements relating to such trials.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:


                                   ARTICLE I
                               OBLIGATIONS OF AD
                               -----------------

     1.01  Duties and Obligations.   AD assumes the following duties and
           ----------------------
obligations in accordance with the terms and conditions of this Agreement:

     (a)   Submission to Institutional Review Board. AD will submit to an IRB,
           ----------------------------------------
for the IRB's review and approval, all preliminary information regarding a proposed study, including, but not limited to, a study protocol, a report on prior investigations into the particular product, research subject consent forms and research subject solicitation materials, as well as the curriculum vitae of the Principal Investigator, Affiliate Site demographics, and Form 1572.

     (b)   Education and Training.  In accordance with guidelines established by
           ----------------------
AD and the Physician Interdisciplinary Advisory Board, AD will assist Affiliate in developing its capacity to perform AD-contracted clinical research trials efficiently. Such education and training will include, among other things, introduction to AD's standards of performance and training in GCPs and will include training for all principal investigators and study coordinators at AD's corporate headquarters. Unless AD advises Affiliate otherwise, training and education will be provided on a tuition-free basis. Affiliate will be responsible for all travel, lodging and meal costs for Affiliate personnel.

     (c)   Marketing.   AD has implemented a centralized national marketing
           ---------
program intended to increase the visibility of the research affiliates. Such marketing services include direct sales calls, direct mailings, exposure at industry trade shows and assistance in the preparation of suitable marketing and advertising materials relating to research subject recruitment.

     (d)   Research Subject Enrollment.  Where appropriate,  AD will provide
           ---------------------------
assistance in research subject enrollment for clinical research trials, including identification, documentation to be signed by research subjects, advertising, and consultation with Affiliate personnel.

     (e)   Quality Assurance.   AD will, at its discretion and in accordance
           -----------------
with its quality assurance policies and procedures, as in effect from time to time, provide an annual site qualification review by a consultant or AD employee to assure continuing site quality. AD will provide assistance upon request to Affiliate on issues of quality assurance. Depending on the circumstances, the level of assistance requested and the out-of-pocket costs associated with the assistance, Affiliate may be required to reimburse AD for services provided.

     (f)   Collection and Disbursement of Funds.   AD will collect the fees
           ------------------------------------
payable from Sponsors under clinical research trial contracts performed by Affiliate and will disburse such funds received to Affiliate, less the AD administrative fee set forth in Section 4.03 hereof.

     (g)   Budget and Contract Negotiation.  AD will be responsible for all
           --------------------------------
negotiations relating to clinical research trial budgets and contracts with Sponsors.

     (h)   Database Security.   AD will be provide Affiliate with access to and
           -----------------
support an off site hosting facility that will contain an electronic patient database consisting of information related to clinical trials. The hosting facility will be in material compliance with the requirements of Health Insurance Portability and Accountability Act, as it may be amended from time to time ("HIPAA") and applicable federal and state regulations relating to patient data security.

     (i)   SIP Database. AD will provide Affiliate with use of its proprietary
           ------------
Site Information Profile (SIP) database as it may be altered or upgraded from time to time.

     (j)   Site Branding. AD will provide Affiliate the materials and guidelines
           -------------
setting forth the method by which Affiliate shall brand the Affiliate Site as an "AmericasDoctor Research Site." These materials may include, but not be limited to, standardized business cards, letterhead, signage, name tags, lapel pins, voicemail and phone greeting scripts, clinical trial opportunity brochures, disease awareness flyers, and templates for recruitment advertisements.

     (k)   Site Web Page Development & Services. AD will develop and provide
           -------------------------------------
Affiliate with standardized AmericasDoctor Web page template.


                                  ARTICLE II
                                  ----------
                           OBLIGATIONS OF AFFILIATE
                           ------------------------

     2.01  Duties and Obligations.  Affiliate assumes the following duties and
           ----------------------
obligations in accordance with the terms of this Agreement:

     (a)   Procedures and Protocols.  Affiliate will conduct clinical research
           ------------------------
trials in accordance with  AD standard operating procedures and policies
including, but not limited to:   (1) confidentiality of clinical research trial
information, (2) ethical handling of clinical research trial opportunities, (3) development of mutually agreeable budgets, (4) development of expectations for research subject enrollment for individual clinical research trials, (5) adherence to AD's quality control efforts on behalf of Sponsors, (6) conformity in completing case report forms provided by AD and/or Sponsors and (7) daily reporting to AD with respect to the status of any clinical research trials or other matters associated with AD being conducted by Affiliate, including, without limitation, information with respect to research subject enrollment. Affiliate will require each of its new Principal Investigators and Study Coordinators to attend AD's training courses on GCPs and AD policies and procedure, which training courses shall be provided by AD's corporate headquarters. Each new Study Coordinator is required to successfully complete such training courses within 60 days following commencement of their employment with Affiliate or the date of its execution of this Agreement, whichever is later, and each new Principal Investigator is required to successfully complete such training courses within 90 days following commencement of their employment with Affiliate or the date of execution of this Agreement, whichever is later.

     (b)   Designation and Approval of Medical Director.  Affiliate will
           --------------------------------------------
designate a qualified person to serve as the Medical Director for each Affiliate Site, subject to AD's review and approval. Affiliate must advise AD of any proposed change of the Affiliate's Medical Director for an Affiliate Site and obtain AD's approval of the new person designated. AD may request additional information regarding the qualifications and background of the Medical Director as a condition of approval, which approval may be conditioned upon the approval of the AD and the Physician Interdisciplinary Advisory Board.

     (c)   Duties of Medical Director.   AD will direct clinical research trial
           --------------------------
contract opportunities to the attention of the Medical Director who will have the authority to bind Affiliate and each of its investigators that has executed Appendix 1 hereto to the terms of a particular Sponsor study contract. The Medical Director will have full authority to act on behalf of Affiliate in all matters relating to the Affiliate's interests in AD. The Medical Director must ensure that the election to participate in any clinical research trial opportunity offered by AD to Affiliate is timely made and that all of the terms and conditions of acceptance are fully performed on a timely basis. The Medical Director is also responsible for ensuring that AD has all the information necessary to prepare a Form 1572, and ensuring that each Form 1572 is reviewed, approved and signed by the Principal Investigator.

     (d)   Designation and Role of Principal Investigator.  Affiliate will
           ----------------------------------------------
designate a qualified licensed physician to serve as the Principal Investigator for each clinical research trial contract offered to Affiliate, subject to AD's review and approval. AD recognizes that different persons may need to be designated to serve as the Principal Investigator for a particular study to meet Sponsor expectations. Affiliate must advise AD of any proposed change of the Affiliate's Principal Investigator for a particular study and obtain AD's approval of the new person designated. AD may request additional information regarding the qualifications and background of the Principal Investigator as a condition of approval, which approval may be conditioned upon the approval of AD and the Physician Interdisciplinary Advisory Board. Each Principal Investigator must execute Appendix as amended from time to time.

     (e)   Designation of Sub-Investigators.   The Medical Director or Principal
           --------------------------------
Investigator may designate qualified licensed physicians to serve as Sub-Investigators for each clinical research trial contract offered to Affiliate, subject to AD's review and approval. The Medical Director and/or Principal Investigator must ensure that any Sub-Investigator(s) designated for participation in a particular study are listed on the FDA Form 1572 for that study, if so required.

     (f)   Designation and Role of Primary Study Coordinator.  One person at
           -------------------------------------------------
each Affiliate Site must be designated to serve as the Primary Study Coordinator and notice of this designation must be timely given to AD.

     (g)   On-Site Visitations.  Affiliate will permit a consultant or  AD
           -------------------
employee to evaluate the Affiliate's compliance with GCPs and procedures and policies of AD, the applicable Interdisciplinary Physician Advisory Board and/or Sponsors through on-site visitations. Regularly scheduled visits will take place at least annually at mutually convenient times scheduled in advance with Affiliate. Affiliate will receive a visit report after each visit iterating issues needing correction, and suggestions for improving performance of study protocols.

     (h)   Expansion of Services.  Affiliate will demonstrate a willingness to
           ---------------------
expand its research capabilities to fully participate in its therapeutic specialty and to conform with procedures adopted by AD to ensure the quality and efficient performance of clinical research trials.

     (i)   Resources and Facilities.  Acceptance by Affiliate of an  AD-offered
           ------------------------
clinical research trial contract indicates that Affiliate has available and agrees to provide the personnel, supplies, facilities and other resources required to properly perform that clinic research trial at the Affiliate Site. Affiliate acknowledges that the services it provides hereunder may only be performed by Affiliate at the Affiliate Site(s) designated herein or as AD may subsequently approve in writing.

     (j)   Management Information Systems. Affiliate will use the management
           ------------------------------
information system provided by AD for reporting accurate information on clinical research trials and will institute such reasonable procedures as may be required to be implemented at the Affiliate Site(s). Affiliate agrees to obtain and maintain appropriate hardware and software sufficient to perform functions reasonably required by AD hereunder.

     (k)   External Contracts.  Affiliate will abide by the terms and conditions
           ------------------
of any contracts with Sponsors, or other service contracts, which affect, either directly or indirectly, the fulfillment of AD's duties thereunder. Affiliate agrees that, in negotiating such contracts, AD may identify Affiliate, Medical Director, Principal Investigator and the Affiliate Site as an entity, person or research site that has agreed to perform clinical research trials on behalf of AD, subject to the terms of this Agreement.

     (l)   Professional Licensure.  Affiliate will maintain for each of its
           ----------------------
professional employees and contractors an unrestricted license to practice their profession in the state(s) in which they practice.

     (m)   Applicable Standards; Compliance with Laws.  Affiliate will, at all
           ------------------------------------------
times during the term of this Agreement, comply with all applicable standards set forth by law or ordinance or established by the rules and regulations of any Federal, state or local agency, department, commission, association or other governing or advisory body having authority to set standards governing the practice of medicine, the conduct of clinical research trials and the operation or use of any services or facilities which may be subject to such regulation, including, but not limited to the FDA regulations applicable to the performance of clinical research trials, maintenance and use of laboratory or diagnostic imaging services and facilities and the maintenance of such drug licenses and certifications as may be necessary in the performance of clinical research trial studies.

     (n)   Database Security. Affiliate will fully comply with the requirements
           -----------------
of HIPAA and all-applicable federal, state or local laws with respect to securing of patient data. Affiliate may elect to satisfy its obligation under this paragraph by utilizing AD's hosting facility, at no cost to Affiliate. If Affiliate elects to satisfy its obligation under this paragraph independently, any costs incurred shall be borne by Affiliate and Affiliate must provide AD, on a quarterly basis, with written verification of compliance.

     (o)   SIP Database. Affiliate must complete and maintain Site Information
           ------------
Profile (SIP) database for the Affiliate Site and all key personnel. Key site personnel shall include all of Affiliate's Principal Investigators and Study Coordinators. If Affiliate fails to adequately and accurately complete and maintain the SIP Database with respect to the Affiliate Site and the key personnel, AD will, in its sole discretion, assume responsibility for completion and maintenance of the SIP database for an initial fee of $2,250 (to be paid within 10 days following AD's notification to Affiliate that it is assuming such responsibilities) and an annual maintenance fee of $1,000 (to be paid within 20 business days following the end of each calendar year AD will complete and maintain SIP database for an initial fee of $2,250 and an annual maintenance fee of $1,000.

     (p)   Site Branding. Affiliate agrees to brand the Affiliate Site in
           -------------
accordance with AD's branding guidelines and by incorporating all of the following standardized elements provided by AD: business cards, letterhead, signage, name tags, lapel pins, voice mail and phone greeting templates, clinical trial opportunity brochures, disease awareness flyers, and recruitment advertisement template. The development of materials for the Affiliate Site and the initial branding package delivered by AD will be at no cost to Affiliate. Affiliate agrees that all Medical Director business cards used for research purposes will clearly identify the Medical Director as an AmericasDoctor research physician.

     (q)   Site Web Page. Affiliate agrees to use AD's standardized Web page
           -------------
format for its Web site. If Affiliate does not have a Web site, it agrees to promptly create a Web site. At Affiliate's election, Affiliate may utilize the basic standardized template, which will be made available to Affiliate by AD at no charge.

                                  ARTICLE III
                           COVENANTS AND CONDITIONS
                           ------------------------

     3.01  Confidential Information.   AD and Affiliate each acknowledges that
           ------------------------
it will have access to, and special knowledge of, certain Confidential Information of the other party. Affiliate grants to AD the right and authority to accept Confidential Information from Sponsors on behalf of Affiliate, and acknowledges that AD may disclose Confidential Information received from Affiliate to Sponsors for the purpose of assisting Sponsors in site selection. With regard to the Confidential Information of the other party, AD and Affiliate each agrees that:

     (a) the Confidential Information will, at all times, be and remain the exclusive property of AD or Affiliate, as applicable;

     (b) during the term of this Agreement and any renewals hereof, neither party will directly or indirectly use for any purpose, copy, disclose to any third-party or convey to any third-party any Confidential Information of the other party, except as may be required by or permitted to AD under this Agreement or as may be required by applicable law; and

     (c) at any time following termination of this Agreement by either party for any reason, neither party will directly or indirectly use for any purpose, copy, retain or disclose or convey to any third-party any Confidential Information without the prior written approval of the other party.

     3.02  Non-Solicitation of Personnel.  During the term of this Agreement and
           -----------------------------
for a period of one (1) year following termination of this Agreement, regardless of the manner in which such termination occurs, neither AD nor Affiliate will recruit or hire individuals employed by the other party or another Affiliate during the term of this Agreement without the written consent of the other party. If Affiliate fails to comply with this Section 3.02, AD will either bill Affiliate for an amount equal to $5,000 per violation or will withhold an amount equal to $5,000 per violation from amounts owed by AD to Affiliate. If AD fails to comply with this Section 3.02, Affiliate will bill AD for an amount equal to $5,000 per violation.

     3.03  Exclusivity.  Except as otherwise approved in advance in writing by
           -----------
AD, Affiliate's conduct of clinical research trials will be provided exclusively through this Agreement, and Affiliate will refrain from entering into a contract for clinical research trials with any Sponsor independently of AD. This restriction covers the performance of all clinical research trials, whether performed directly for a Sponsor or indirectly under subcontract with respect to any portion of such clinical trial services.

     Not withstanding the above, Affiliate may and is encouraged to continue to solicit and entertain (but not negotiate) clinical research trial contracts with Sponsors and may participate in the development of the protocols associated with such clinical research trials, but clinical research trial contracts so obtained must be placed in the name of or assigned to AD and made subject to the terms of this Agreement at AD's election, except as may be prohibited by the law associated with a particular grant or government program. Under no circumstances is Affiliate authorized to bind AD to any clinical research trial contract without AD's prior written authorization, counter-signature or subsequent written ratification. Similarly, Affiliate is not authorized to negotiate or accept a budget directly with a Sponsor, or to recommend specific Affiliate Sites to a Sponsor, unless AD has decided not to participate in a study and has turned the study over to the Affiliate for independent pursuit.

     Clinical research trial contract opportunities offered to Affiliate directly by a Sponsor must be disclosed on a timely basis to AD for review and determination as to whether such clinical research trial contract opportunity is
(i) consistent with AD's standards of scientific integrity, (ii) on terms consistent with those generally negotiated by or acceptable to AD, and (iii) within the range of studies in which AD is presently interested and over which AD is capable of exercising its management and supervision, and, as a result, whether AD desires to be assigned such contract or whether under the circumstances such contract is most appropriately performed by Affiliate in Affiliate's own name. AD and the Physician Interdisciplinary Advisory will appoint Medical Directors to assist AD in evaluating studies and protocols.

     If AD determines that such a study is outside its interest, Affiliate may seek from AD a waiver of the exclusivity requirements for such study. If a waiver is sought, Affiliate must submit a written request for a waiver to the Director of Medical Affairs. If approved, Affiliate may independently perform such study. If a waiver is granted by AD, AD will not provide any of the services to be provided by AD hereunder with respect to such study. These services include, but are not limited to, contract review, budget negotiation and regulatory document preparation.

     Affiliate acknowledges that all contracts presented to Affiliate by AD under this Agreement belong to AD and are between AD and any given Sponsor. Should Affiliate decide not to pursue a clinical research trial contract opportunity initially offered by AD, Affiliate remains bound by this Agreement not to subsequently pursue such contract directly with such Sponsor or disclose to any other party that Sponsor-specific and clinical trial-specific information.

     3.04  Covenant Not to Compete.  Affiliate and each of its partners,
           -----------------------
employees, members, officers, directors, affiliates and principal stockholders (collectively, for purposes of this Section, the "Affiliate") acknowledges that during the course of its association with AD, AD will expend substantial time, effort and money to, among other things, market the name and clinical research practice of Affiliate using contacts established by AD. Affiliate recognizes and agrees that in express consideration of AD's agreement to promote the services of Affiliate, Affiliate hereby covenants that it will not join, form or contract with another enterprise providing services similar in purpose to any part of the business of AD, for a period of one (1) year following termination of this Agreement for any reason. Furthermore, if any other entity acquires control of Affiliate or any substantial part of Affiliate's assets, this covenant not to compete will bind such third party and restrict such third party from joining, forming or participating in another such enterprise, provided that nothing herein will prevent Affiliate from performing clinical research trials independently with its own employees.

     3.05  Right of First Performance.  Affiliate will have the first right and
           --------------------------
priority to perform any clinical research trials introduced by Affiliate to AD, provided Affiliate is qualified to do so, has the present capacity to perform the requirements thereof on a timely and efficient basis, and is selected by the Sponsor.

     3.06  Right of Refusal.  Affiliate has the right to refuse any clinical
           ----------------
research trial presented to it by AD, and AD does not have the right to commit Affiliate to the performance of any particular clinical research trial contract without Affiliate's prior oral commitment. AD has the right to rely upon an oral commitment by Affiliate to participate in a particular clinical research trial and Affiliate will confirm such commitment in writing to the extent required by AD. By offering a clinical research trial contract to Affiliate, AD does not guarantee that the Affiliate will be selected as a site for that study by the Sponsor.

     3.07  Compliance with Performance Standards.  Affiliate's compliance with
           -------------------------------------
the standards for the performance of clinical research trials established from time to time by AD is a material condition to this Agreement.

     3.08  Publication. Any publication of research results by the Affiliate or
           -----------
Affiliate's employees and agents will be subject to prior written approval by AD, which approval, subject to any restrictions imposed by AD's Sponsors, will not be unreasonably withheld or delayed. Affiliate also acknowledges that it may not solicit research subjects pursuant to any public advertisement or other public communication regarding a particular clinical research trial or for screening for participation in future clinical research trials that are or may be performed hereunder without AD's prior written approval of the method and content of the proposed communication.

     3.09  Additional Certifications. Affiliate agrees to execute and deliver
           -------------------------
such additional certifications and/or documentation as may be required by AD regarding the confidentiality of the arrangement described in this Agreement, and will obtain such certifications and/or documentation from its affiliates, employees and agents, including specifically, an acknowledgment of their individual duties and responsibilities under this Agreement from Affiliate's Medical Director, Principal Investigator(s) and Primary Study Coordinator.


                                  ARTICLE IV
                                 COMPENSATION
                                 ------------

     4.01  Investigative Site Services. AD agrees to pay Affiliate for all
           ---------------------------
pre-negotiated- per-research subject costs associated with the institutional, professional and administrative services provided by Affiliate for every clinical research trial contract accepted by Affiliate, pursuant to the terms and conditions set forth in such contract. Each contract will include a budget and a schedule of all-rental fees, personnel rates, administrative costs, prices and payment terms. All costs and fees set forth in the schedule will be fixed and not subject to change during any clinical research trial without the written approval of AD. In general, Affiliate will be entitled to receive eighty percent (80%) of the net revenues received by AD from the Sponsor in connection with the investigative site services provided by Affiliate and AD will be entitled to receive twenty percent (20%) of these net revenues.

     4.02  AD Central Services. In addition to investigative site services
           -------------------
provided by Affiliates, Sponsors contract with AD for services that are not related to patient care and case report form data and which are provided by AD central employees. Such services include, but are not limited to patient recruitment services, project management services, protocol development and administrative services. AD is entitled to retain one hundred percent (100%) of any fees for AD Central Services. If Affiliate personnel provide certain AD Central Services at the express request of AD, Affiliate will receive compensation as agreed with AD in advance of delivery of such AD Central Services.

     4.03  Performance Bonuses. AD may from time to time attempt to negotiate
           -------------------
contracts with Sponsors that specifically provide for the payment of a bonus directly to Affiliate for exceeding a specified quota or meeting any other bonus criterion. If Affiliate earns an enrollment bonus which results directly from AD services, including, but not limited to, patient recruitment services and project management service. AD shall deliver the bonus to Affiliate and an administrative fee shall be charged. If AD negotiates a contract with a sponsors that specifically provide for payment of a performance bonus directly to Affiliate for exceeding a specified quota or meeting any other bonus criterion and AD is not and had not provided any services in connection therewith, including, but not limited to, patient recruitment and project management. The bonus will be delivered by AD to Affiliate without charge for an administrative fee. If AD negotiates a bonus with regard to AD's services, Affiliate will not receive any portion of such bonus.

     4.04  Right to Invest in AD Shares. Unless otherwise restricted by law or
           ----------------------------
otherwise, and subject to the terms and conditions of any applicable offering, Affiliate will be required to purchase a minimum number of shares of AD directly from AD under such common stock offering as may then be in effect and may be entitled to purchase additional shares of stock in such offering or a subsequent offering. Nothing in this Section 4.04 shall require AD to make available to Affiliate a common stock offering.

     4.05  Payment Procedures. All fees for clinical research trial services
           ------------------
provided by Affiliate hereunder would be paid to Affiliate by AD and under no circumstances will such fee-for-service payments or supplemental payments are made directly to Affiliate. To the extent that it becomes necessary for the Sponsor to make the fees payable to Affiliate, Affiliate hereby appoints and authorizes AD to act as Affiliate's billing and collection agent for such payments, and to deposit such payments in AD's account subject to the terms hereof. If any Sponsor contract requires the refund of any advance payments for services that Affiliate has failed or been unable to perform for any reason, AD will have the right, if such fees are not refunded by Affiliate, to offset such amount against any other fees due from AD to Affiliate and to take such other action as may be appropriate to recover the amount of any such refund and the cost related to collecting such amount.

     4.06  Billing. AD specifically prohibits Affiliate from billing, and
           -------
Affiliate hereby agrees not to bill, a third party payor or a study research subject for any services covered by a clinical research trial budget and contract, unless expressly authorized to do so under the terms of the clinical research trial contract. AD and Affiliate will take all necessary measures to assure that no "double-billing" occurs either by intent or oversight.


                                   ARTICLE V
                         INSURANCE AND INDEMNIFICATION
                         -----------------------------

     5.01  Insurance.
           ---------

     (a) Affiliate will provide, at its sole cost and expense, throughout the term of this Agreement, (i) a policy of commercial general liability insurance in a minimum aggregate amount of Three Million Dollars ($3,000,000) covering Affiliate and each Affiliate Site (such amount subject to increase in order to reflect then current industry practices), and (ii) professional liability insurance covering each professional authorized to provide professional services in connection with a clinical research trial pursuant to this Agreement with a licensed insurance company admitted to do business in the Affiliate state in an amount usual and customary for a medical practice in Affiliate's particular medical specialty in Affiliate's state, as reported to and approved by AD or the Interdisciplinary Physician Advisory Board, but in no event shall such professional liability coverage be less than One Million Dollars ($1,000,000) per occurrence. Upon termination of this Agreement, Affiliate must ensure that "tail" coverage is provided for the services provided under this Agreement for a minimum of five (5) years.

     (b) Affiliate must provide, or cause its insurance carrier(s) to provide, to AD a minimum of thirty (30) days' prior written notice of any cancellation, modification or amendment of any policy of insurance required under this Article. Affiliate must, from time to time on the reasonable request of AD, furnish to AD written evidence that the policies of insurance required by this Agreement are in full force and effect, and are valid and existing in accordance with the provisions of this Agreement.

     5.02  Indemnification.
           ---------------

     (a)   Sponsor:  AD will pursue contracts with Sponsors who provide
           --------
           indemnification for adverse outcome(s) that may occur in an enrolled research subject as a result of the performance of the Sponsor's protocol, provided that the conditions specified by the Sponsor are complied with; such conditions generally require that (1) such research subject has given prior written informed consent to participate in the IRB-approved protocol, (2) the Affiliate has treated such research subject in full compliance with such protocol, and (3) Affiliate has complied with the terms of the particular Sponsor protocol in reporting any adverse events to the Sponsor, and thereafter treated the research subject in accordance with the standards of care indicated. Any such indemnification will be subject to the specific indemnification conditions for a particular clinical research trial, which conditions will be available upon written request to AD. This indemnification will generally be available to Affiliate, all research subjects enrolled in an AD-provided clinical trial being conducted by Affiliate, the Principal Investigator, any Sub-Investigators and all personnel employed by Affiliate involved with the performance of such IRB-approved clinical research trial.


                                  ARTICLE VI
                             TERM AND TERMINATION
                             --------------------

     6.01  Term  Unless sooner terminated as provided herein, the initial
           ----
term of this Agreement will be for a period of three (3) years, commencing on the date first set forth above (the "Initial Term") Unless sooner terminated as provided herein, the Initial Term will be automatically extended for two additional terms of three (3) years each unless one party gives written notice to the other party of its intent not to renew at least one hundred twenty (120) days prior to the end of the initial term or any renewal term hereof.

     6.02  Termination Without Cause.  Either party may terminate this agreement
           -------------------------
for any reason following one hundred and twenty (120) days' prior written notice to the other party

     6.03  Termination for Cause. This Agreement may be terminated for "cause"
           ---------------------
upon the occurrence of any of the following:

     (a) Immediately upon Affiliate's loss of any license required to operate the Affiliate Site for the conduct of clinical research trials;

     (b) Immediately upon failure by Affiliate to comply with the GCPs or to maintain AD's standards of quality and scientific integrity, including specifically, any falsification or intentional mislabeling of data or research subject screening information;

     (c) Immediately upon failure by Affiliate to maintain a duly approved Medical Director, Principal Investigator and/or Primary Study Coordinator for the conduct of clinical research trials performed hereunder; and

     (d) Immediately upon Affiliate's debarment from clinical research participation by local, state, or Federal authorities.

     6.04  Effect of Termination. Any study in progress at the time of
           ---------------------
termination of this Agreement, may, at the sole discretion and option of AD, be continued to its completion upon the terms and conditions otherwise set forth herein, or discontinued immediately upon termination of this Agreement. To the extent AD obtains a related payment from the applicable Sponsor, Affiliate will be paid for work performed up to the time of termination following proper completion of Sponsor-directed procedures, tests and case report forms, as specified in the clinical research trial protocol. If this Agreement is terminated for any reason, all of the covenants and conditions of Article III of this Agreement will survive such termination.


                                  ARTICLE VII
                                    RECORDS
                                    -------

     7.01  Retention of Records.  Affiliate agrees to maintain all records
           --------------------
associated with any given clinical research trial in a separate, reasonable and retrievable location for a period of not less than two (2) years following the completion of the clinical research trial, or for such longer period as required by the contract therefor or by FDA regulations. All such records will remain the property of Affiliate, but will be available to AD to the extent specified in
Section 7.02.

     7.02  Medical Records. Affiliate agrees to allow  AD and its duly
           ---------------
authorized representatives to inspect, audit and duplicate any and all data and other records referred to in Section 7.01, including records maintained on research subjects pursuant to this Agreement. Such inspection, audit and duplication will be allowed upon reasonable notice during regular business hours. Subject to all applicable privacy and confidentiality requirements, medical records of Affiliate will be made available to AD and the Research Network Governing Board and their duly authorized representatives upon reasonable request in order to allow for quality assurance review and credentialling, as may be applicable.


                                 ARTICLE VIII
                            INDEPENDENT CONTRACTOR
                            ----------------------

     8.01  Independent Contractor.  In the performance of the duties and
           ----------------------
obligations required of each party under this Agreement, it is mutually understood and agreed that the parties are not forming nor will they function hereunder as employer-employee or joint ventures or partners of each other, and that AD and Affiliate are at all times hereunder acting and performing as independent contractors as to each other.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     9.01  Complete Agreement. This Agreement constitutes the entire agreement
           ------------------
between the parties with respect to the subject matter hereof, and may be amended only in writing signed by the parties. This Agreement supersedes any prior clinical research services agreement between the parties.

     9.02  Scope of the Agreement. This Agreement covers all clinical research
           ----------------------
trial contracts negotiated after Affiliate/L/F acceptance of this Agreement, and any contracts AD and Affiliate negotiated in good faith in anticipation of formalization of this Agreement.

     9.03  Governing Law. This Agreement will be construed in accordance with
           -------------
the internal laws of the State of Illinois without regard to the principles of conflicts thereof.

     9.04  Headings. The headings in this Agreement are for reference purposes
           --------
only and are not intended to have any substantive effect upon the Agreement.

     9.05  Notice. Any notice required to be given by one party to the other
           ------
party must be personally delivered or sent via certified mail, return receipt requested (or sent by a nationally recognized overnight courier such as Federal Express or UPS), or dispatched by electronic facsimile transmission (with receipt thereof confirmed) to the following address, unless otherwise directed in writing:

     Affiliate:     Name, address and facsimile number of Affiliate as provided on the signature page hereof.

     AD:            AMERICASDOCTOR.COM, INC.
                    1325 Tri-State Parkway, Suite 300
                    Gurnee, Illinois  60031
                    Attention:  President, Research Services
                    Facsimile:  (847) 855-8787

     9.06  Dispute Resolution.
           ------------------

     (a) Any dispute arising out of or relating to this Agreement will be settled by arbitration. The following rules apply to arbitration: (i) the then current CPR Non-Administered Arbitration Rules (adopted by the CPR Institute for Dispute Resolution) will govern, and the United States Federal Arbitration Act, 9 U.S.C.(S) 1-16, will also govern to the extent consistent; (ii) there will be one independent arbitrator selected in accordance with the CPR Non-Administered Arbitration Rules; (iii) the place of arbitration will be Chicago, Illinois;
(iv) the arbitrator shall not be empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages; (v) as a primary goal of this Section 9.06 is to conclude disputes in a speedy manner at substantially less cost to the parties than litigation, the arbitrator is therefore to conduct the proceedings in a speedy and expeditious manner, each party is limited to presenting two days of evidence including up to three live witnesses, and the arbitrator shall issue an award within seven days after the last hearing date; and (vi) the arbitrator's decision will be final and binding and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     (b) Each party must bear its own costs of resolving any dispute under this Agreement and AD and Affiliate each hereby severally agree to pay 50% of the costs of any arbitrator engaged.

     (c) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or related to this Agreement, unless it would be impossible to do so or impracticable under the circumstances.

     9.07  Attorneys' Fees. In the event of legal action arising from, or
           ---------------
related to, the terms of this Agreement, the prevailing party may recover all of his, her or its actual attorneys' fees and costs incurred in connection with the action, unless the applicable tribunal hearing the matter specifically finds that the fees were grossly unreasonable in amount.

     9.08  Severability. If any provision of this Agreement is rendered invalid
           ------------
or unenforceable for any reason, the remainder of the provisions of this Agreement will remain in full force and effect. However, if the removal of any particular provision materially alters the obligations of either party hereto, the party so affected has the right to terminate this Agreement immediately.

     9.09  Waiver of Breach. Waiver of a breach of any provision of this
           ----------------
Agreement is not a waiver of any other breach of either the same or any different provision.

     9.10  Assignment. The rights, duties and obligations of Affiliate under
           ----------
this Agreement may not be assigned by Affiliate without the prior written consent of AD, which consent may be withheld, in AD's sole discretion, subject to the proposed assignee meeting all of AD's credentialling requirements and the proposed assignee's ability to competently and efficiently perform clinical research trials on behalf of AD. Notwithstanding the foregoing, Affiliate may assign all of its rights and obligations hereunder to a conduit entity, such as a limited liability company, limited liability partnership or sub-chapter S corporation, into which Affiliate has reorganized; provided, however, that such
                                                   --------  -------
reorganization does not substantially change the nature of Affiliate's business or the underlying ownership thereof. AD may assign all or any part of its rights hereunder to any affiliate of AD or to any acquirer of AD or all or any substantial portion of the assets of AD.

     9.11  Counterparts. This Agreement may be executed by counterparts.
           ------------

     9.12  Survival. Any provision of this Agreement that by its terms is to
           --------
survive the termination of this Agreement will continue in full force and effect in accordance with its terms following termination of this Agreement for any reason.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date written below.

AMERICASDOCTOR.COM, INC. a                  AFFILIATE:
Delaware corporation

                                            ____________________________________
By: ____________________________            Name of Entity Conducting Trials
             Signature
                                            By: ________________________________
________________________________                            Signature
Print Name
                                            ____________________________________
Its: ___________________________            Print Name
              Title
                                            Its: _______________________________
Date: __________________________                              Title

                                            Date: ______________________________


                                            Affiliate Site:

                                            ____________________________________
                                            Address

                                            ____________________________________
                                            City, State, Zip

                                            ____________________________________
                                            Telephone Number

                                            ____________________________________
                                            Facsimile Number

                                            ____________________________________
                                            Medical Director:

                                            ____________________________________
                                            Name of Affiliate's Designee (Print)

                                            ____________________________________
                                            Signature


                                            Primary Study Coordinator:

                                            ____________________________________
                                            Name of Affiliate's Designee (Print)

                                  APPENDIX I

                    INVESTIGATOR AUTHORIZATION OF AFFILIATE
                    ---------------------------------------

     The undersigned Principal Investigators hereby authorize _____________
___________________________________________________________________________
_______________ to represent them, and their legal entity indicated beneath their names below (if any), in contractual obligations to and through AD. Every Principal Investigator proposed by Affiliate is subject to approval by AD for participation in any Research Network, and every Principal Investigator that is not an owner or employee of Affiliate will be required to execute a Principal Investigator Agreement in such form as may then be approved by AD. This authorization gives Affiliate the authority to file an application on behalf of the Principal Investigators for the approval of the Principal Investigator's participation in a Therapeutic Specialty and of the Principal Investigator Agreement with the AD Affiliate, where applicable. Furthermore, this authorization gives Affiliate the authority to bind the undersigned to the Affiliate's Agreement with AD and through AD to contracts with Sponsors, as well as to divulge information relevant to the undersigned's research experience, practice demographics, and scientific and medical expertise.

(1)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any


(2)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any


(3)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(4)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(5)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(6)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(7)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(8)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(9)  _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any

(10) _____________________________________________
     Print Name

     ______________________________________       ______________________
     Signature                                    Date


     ___________________________________________________________________
     Name of Legal Entity, if any